Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Board Approves $200 Million Increase in Share Repurchase Program

SALT LAKE CITY, Utah, Feb. 24, 2015 – Myriad Genetics, Inc. (Nasdaq: MYGN) announced today that its board of directors has approved an additional $200 million authorization for its share repurchase program. As of the end of the December 31, 2014, the Company has repurchased almost $1 billion of stock since the inception of the program in 2010.

“This increase in the authorization under our share repurchase program is consistent with Myriad’s long-term commitment to return cash and deliver value to shareholders,” said Bryan Riggsbee, chief financial officer, Myriad, “Since the inception of the program we have repurchased over 38 million shares of our stock and we will continue to opportunistically repurchase shares at valuation thresholds that we believe do not reflect the long-term value of the Company and its product pipeline.”

Repurchases under Myriad’s share repurchase program are made via open market or privately negotiated purchases as determined by the Company’s management. The amount and timing of stock repurchases will depend on business and market conditions, stock price, trading restrictions, acquisition activity, and other factors.

About Myriad Genetics

Myriad Genetics is a leading molecular diagnostic company dedicated to making a difference in patients’ lives through the discovery and commercialization of transformative tests to assess a person’s risk of developing disease, guide treatment decisions, and assess risk of disease progression and recurrence. Myriad is focused on strategic initiatives to grow existing markets, diversify through the introduction of new products, including companion diagnostics, and expand internationally. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan Lung Cancer, BRACAnalysis CDx, HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s long-term commitment to return cash and deliver value to shareholders through stock repurchases; the continuation of the Company opportunistically repurchasing shares at valuation thresholds that the Company believes do not reflect the long-term value of the Company and its product pipeline; the amount, timing and manner of stock repurchases; and the Company’s strategic directives under the caption “About Myriad Genetics.” These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing to new testing services, including unexpected costs and delays; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services and any future tests and services are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about our business, results of operations and financial condition; risks related to the potential market opportunity for our products and services; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents or other intellectual property; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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